Joint Filer Information

Names:
Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P.,
Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P.,
Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	TriVascular Technologies, Inc. [TRIV]

Date of Event Requiring Statement:	April 15, 2014

The undersigned, Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of TriVascular Technologies, Inc.

Signatures:

DEERFIELD MGMT, L.P.

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ David Clark
        David Clark, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By:  /s/ David Clark
        David Clark, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ David Clark
        David Clark, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ David Clark
        David Clark, Attorney-In-Fact

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By:  Deerfield Mgmt, L.P., General Partner

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ David Clark
        David Clark, Attorney-In-Fact

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By:  Deerfield Mgmt, L.P., General Partner

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ David Clark
        David Clark, Attorney-In-Fact